Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in these Registration Statements on Form S-8 (Nos. 333-235505, 333-232178, 333-196327, 333-188538, 333-180178, 333-176281, 333-173218, 333-165444, 333-161510, 333-156884, 333-150871, 333-149747, 333-145283, and 333-138590) of Globalstar, Inc. of our report dated February 28, 2020 relating to the consolidated statements of operations, comprehensive (loss) income, stockholder’s equity and cash flows for the year ended December 31, 2019, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Oak Brook, Illinois
February 25, 2022